Exhibit 99.1

NEWS RELEASE

Applied Digital Appoints Co-Founder Jason Zhang as President

Formalizes Mr. Zhang’s longstanding leadership role as the company continues to scale its AI Factory platform

DALLAS — Jan. 15, 2026 — Applied Digital (NASDAQ: APLD), a designer, builder, and operator of high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads, today announced the appointment of its co-founder and current Chief Strategy Officer, Jason Zhang, as the company’s President.

As one of the founders of Applied Digital, Mr. Zhang has been instrumental in fueling the company’s innovation, working closely with co-founder Wes Cummins. The appointment reflects the role Mr. Zhang has long played in shaping the company’s strategy and long-term growth trajectory. As President, Mr. Zhang will continue to partner with Mr. Cummins (who will remain Chairman and CEO of the company) to define and steer the company’s strategic course as Applied Digital advances through its next phase of AI infrastructure growth.

“We are extremely pleased to appoint Jason as President,” said Wes Cummins, Chairman and CEO of Applied Digital. “Since the company’s inception, Jason has been an invaluable leader within Applied Digital, demonstrating exceptional strategic acumen and an unwavering commitment to carrying out our mission while charting a rapid period of growth. From the very beginning, he has helped guide the company’s direction and long-term vision. I look forward to our continued collaboration as we scale the business and advance the next phase of Applied Digital’s growth.”

Mr. Zhang most recently served as the company’s Chief Strategy Officer since August 2025. A seasoned technology investor, he founded Valuefinder in 2019, an investment and advisory firm focused on technology companies. Prior to that, he was on the investment team at Sequoia Capital, where he focused on AI, blockchain, digital infrastructure, enterprise software, consumer internet, and hardware investments. He was previously on the investment team at MSD Capital, where he focused on both private and public investments. Mr. Zhang holds a bachelor’s degree in economics from Harvard University.

“I am honored to take on the role of President at such a momentous and exciting time for the company,” said Jason Zhang. “I look forward to continuing to partner closely with Wes and the entire team to build on our strong foundation and leadership position as we scale high-performance AI infrastructure with focus and discipline.”

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About Applied Digital

Applied Digital (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud — designs, builds, and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model.

Learn more at applieddigital.com or follow @APLDdigital on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective data center campus development; (ii) statements about the high-performance computing (HPC) industry; (iii) statements of company plans and objectives, including the company’s evolving business model, or estimates or predictions of actions by suppliers; (iv) statements of future economic performance; (v) statements of assumptions underlying other statements and statements about the company or its business; and (vi) the company’s plans to obtain future project financing .. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the company’s expectations and projections. These risks, uncertainties, and other factors include, among others: our ability to complete construction of our data center campuses as planned; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to artificial intelligence and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund the ongoing datacenter construction and operations; our ability to obtain financing of datacenter leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the datacenter leases with CoreWeave and at our Polaris Forge 2 campus and future tenants; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties and other factors can be found in the company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the company’s website (www.applieddigital.com) under “Investors,” or on request from the company. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the company does not undertake to update any of the information contained in these materials, except as required by law.